EXHIBIT 24.1

ASSET BACKED SECURITIES CORPORATION

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each Greg Richter and Brandon J. Keane as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby confirming all acts and things that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/Joseph M. Donovan	Director and President	August 5, 2005
Joseph M. Donovan

/s/ Carlos Onis	Vice President and Director	August 5, 2005
Carlos Onis

/s/ Juliana Johnson	Director	August 5, 2005
Juliana Johnson

/s/ Thomas Zingalli	Vice President	August 5, 2005
Thomas Zingalli	and Controller